Exhibit 99.1

SMTC CORP

ANNOUNCES NEW FINANCING, PRELIMINARY FOURTH QUARTER RESULTS,

STATUS OF TURNAROUND PLAN AND CONTINUED NASDAQ LISTING

February 17, 2004, Toronto, Ontario – SMTC Corporation (“SMTC” or the “Company”) announced the refinancing of the Company in three transactions with the following components:

i)	a fully underwritten, committed private placement of CAD$40 million (approximately US$30 million) of equity securities. The underwriters have also been granted an underwriters’ option of CAD$6 million.

ii)	a new, 3-year US$40 million credit facility, subject to certain borrowing base conditions, with Congress Financial Corporation (Canada) for which a letter of intent has been signed; and

iii)	a transaction with SMTC’s current lenders for which a binding term sheet has been signed under which the Company will satisfy its debt by:

a.	Repaying US$40 million of debt at par.

b.	Exchanging US$10 million of debt for US$10 million of SMTC common stock and warrants valued on the same terms as the private placement.

c.	Converting up to a limit of US$27.5 million, into second lien subordinated debt with maturity ranging from 4 to 5 years. In the unlikely event the remaining debt exceeds this limit, the difference will be repaid at par.

The effect of this refinancing is to lower the Company’s overall indebtedness by approximately US$37 million, extend the term of the majority of the remaining indebtedness and provide additional liquidity. The level of indebtedness under the existing lenders’ facility at December 31, 2003 was US$70.1 million.

Currently outstanding shares will be 39% of the outstanding shares after the recapitalization transactions (excluding the impact of the underwriters’ option) and 30% of the outstanding shares after the exercise of the private placement warrants (excluding the impact of the underwriters’ option provision). The transactions are subject to the receipt of all necessary shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions. Shareholder approval is intended to be sought, on a best efforts basis, within the next 60 days, but in any event no later than 90 days.

Two of the Company’s larger shareholders, Bain Capital, LLC and Celerity Partners, Inc., representing 26.5% of the current shares outstanding, have agreed to vote in favour of the transaction. These two shareholders, together with the lending syndicate that has agreed to convert a portion of its debt to equity, also have agreed to retain portions of their SMTC stock for up to nine months after the closing of the refinancing, which shall occur contemporaneously with shareholder approval.

SMTC also announced that for the fourth quarter of 2003, revenue is expected to be approximately US$77 million, which is comparable with the Company’s third quarter 2003 revenue of approximately US$77 million. The GAAP net loss per share for the fourth quarter is expected to fall in the range of US$0.11 to US$0.09 per share, which includes nonrecurring restructuring and other charges of approximately US$1 million (or US$0.03 per share). Although the fourth quarter results met management forecasts, they were adversely affected by additional freight and material costs and labour inefficiencies that resulted from vendor credit constraints as compared to the third quarter of 2003.

“We are pleased to announce our new financing transactions,” said Marwan Kubursi, Interim Chief Financial Officer. “We believe these transactions mark an important milestone for the Company by creating financial stability, increasing our liquidity and building confidence amongst our customers and suppliers, while alleviating many of the constraints we have experienced in the previous quarters. Our new capital structure will position SMTC for the future by providing the Company with the financial capacity to support the growth of our customers”.

John Caldwell, Interim President and Chief Executive Officer, commented on SMTC’s turnaround plan and the status of recent initiatives: “The execution of our three-phase plan for SMTC is on track and progressing well. The first phase of the plan involved significant downsizing and operational restructuring through capacity rationalization and headcount reductions. SMTC now has a strong customer focused and operationally competitive footprint. The second phase of the plan was to reduce overall indebtedness and related interest charges, providing the Company with a stable capital structure and the financial capacity for growth. We have been working closely with our lenders and with new sources of capital to implement a financial recapitalization plan. With the three financing commitments now in place, we are well along in achieving our refinancing objectives and creating a stable foundation to build upon. Over the coming months we intend to undertake the third phase of the turnaround. This involves positioning the Company for growth and the development of focused strategies to build revenue and earnings on a sustained basis. Our plan includes supporting the growth requirements of our current customers and attracting new customers in sectors where we have competitive advantage and are able to demonstrate compelling value-added services.”

“Our plans also include the addition of new members to the SMTC management team. We are currently recruiting for a new Chief Financial Officer. Our Interim Chief Financial Officer, Mr. Marwan Kubursi, with his strong corporate finance background has been instrumental in putting the Company’s new financial structure in place and will assist us through an orderly management transition.” Mr. Caldwell continued, “I remain committed to the future success of SMTC as a member of the board of directors and current Interim President and Chief Executive Officer. As we progress through the final phase of the turnaround plan, I will be working closely with the board to identify and appoint a permanent Chief Executive Officer and completing the transition of the Company’s leadership.”

SMTC also announced it is in compliance with all requirements for continued listing on The Nasdaq National Market and, accordingly, the Nasdaq Listing Qualifications Panel has determined to continue the listing of the Company’s securities on The Nasdaq National Market.

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin, Boston, Massachusetts, San Jose, California, Toronto, Canada, and Chihuahua, Mexico. SMTC offers technology companies and electronics OEMs a full range of value-added services including product design, procurement, prototyping, printed circuit assembly, advanced cable and harness interconnect, high precision enclosures, system integration and test, comprehensive supply chain management, packaging, global distribution and after-sales support. SMTC supports the needs of a growing, diversified OEM customer base primarily within the networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com for more information about the Company.

The securities being offered have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States absent U.S. registration or an applicable exemption from U.S. registration requirements. This release does not constitute an offer for sale of securities in the United States.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information: Marwan Kubursi, Chief Financial Officer, (905) 479-1810, marwan.kubursi@smtc.com